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[LETTERHEAD OF NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.]
Prescription Benefit Manager


June 16, 1998

Mr. Bert E. Brodsky
Sandata, Inc.
26 Harbor Park Drive
Port Washington, NY 11050

Dear Mr. Brodsky:

     From time to time prior to the date hereof, Sandata, Inc. ("Sandata") and National Medical Health Card Systems, Inc. ("Health Card") have entered into one or more verbal or written agreements (collectively "Agreements") pursuant to which, among other things, Sandata developed certain computer software and related documentation (collectively "Software") for Health Card. This letter agreement (the "Letter Agreement") supersedes and is an amendment to the Agreements.

     1. Notwithstanding anything contained in the Agreements, all ideas, processes, methods, devices, business concepts, Software, inventions, improvements, discoveries, know-how and other creative achievements (hereinafter referred to collectively as "Discoveries") which were produced and/or developed by Sandata and all patent, copyright, trademark, trade secret and other proprietary rights in all Discoveries created by (i) Sandata or (ii) Sandata and Health Card jointly, during the course of the Agreements, was and is hereby deemed the property of Health Card. Sandata agrees to sign and execute, and will require its personnel to sign and execute, all assignments and other documents necessary to convey and vest the entire right, title, and interest in such property in Health Card, or its successors and assigns at Health Card's request, and to do all lawful acts and sign all assignments and other papers Health Card reasonably requests relating to applications for patents, copyrights, trademarks, trade secrets and other proprietary rights throughout the world, in the providing of protection of Health Card's interest in such property.

     2. Sandata will defend at its own expenses and will hold Health Card harmless from all claims, suits, proceedings. losses, damages, deficiencies, liabilities, exposure, penalties actions, investigations, demands, assessments, audits, fines and judgments relating to any patent, copyright, trademark, trade secret or other intellectual property rights of a third party anywhere throughout the world asserted or brought against Health Card, based on a claim that any Discovery developed by Sandata for Health Card, or Sandata and Health Card jointly, during the course of its performance under Agreements constitutes an infringement of any patent, copyright, trademark, trade secret or other intellectual property rights through the world. Health Card shall provide prompt written notice to Sandata of any such claim; provided, however, that the failure to give such notice shall not be deemed a waiver or otherwise limit Health Card's rights to indemnification hereunder. Sandata shall not, without the prior written consent of Health Card, consent to the entry of any judgment against Health Card or enter into any settlement or compromise which does not include, as an




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unconditional term thereof (i.e., there being no requirement that Health Card pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to Health Card of a release in form and substance satisfactory to the Health Card from all liability in respect of such claim or litigation. Sandata will not be responsible for any compromise made without its consent, which shall not be unreasonably withheld or delayed. If such discovery is held to constitute infringment and its use is enjoined, Sandata may, at its election and expense, either obtain for Health Card the right to continue using such Discovery, modify it so that it is not infringing, or accept Health Card's return of the Discovery and grant Health Card a credit thereafter. Sandata will not be liable to Health Card for indemnity to the extent that a claim of infringement is based upon the use of such Discovery in combination with equipment, other Discovery, or other devices for which such Discovery was not designed. Sandata hereby consents to jurisdiction in any forum in which Health Card may be sued on a claim subject to indemnification under this Letter Agreement.

     3. Sandata hereby represents and warrants that the Software is compatible with Health Card's computer system (the "System") so that all functions of the System will be able to utilize the Software both prior to and following January 1, 2000. Health Card shall not experience termination errors and/or invalid and/or incorrect results from the Software in the operation of Health Card's business. To ensure year 2000 compatibility, the design and performance capability of the Software includes, but shall not be limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In the events that at any time the Software is found by Health Card not to function as required as a result of the date change from December 31, 1999 or any date prior thereto to January 1, 2000 or any date thereafter, notwithstanding any other obligation of Sadata contained in this Agreement, at no additional charge to Health Card, Sandata shall immediately upon receipt of a report form Health Card, correct any such defect so at to enable the Software to fully function as required.

     4. This Letter Agrement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     5. This Letter Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     6. No change, modification, amendment, addition, waiver or termination of this Letter Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

     7. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     8. This Letter Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Letter Agreement
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effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

     9. Sandata agrees that it has held, and at all times hereafter will hold in a fiduciary capacity and in strict confidence all information, data and documents received from Health Card with respect to the Agreements and this Letter Agreement (collectively, "Information") and will not, without the consent of Health Card, use or disclose, directly or indirectly, the Information in any manner whatsoever, in whole or in part. Notwithstanding the foregoing, the obligations under this Section 9 to maintain such confidentiality shall not apply to any Information (a) that is in the public domain at the time furnished by Health Card, (b) that becomes in the public domain thereafter through any means other than as a result of any act of Sandata or of its agents, officers, directors or shareholders which constitutes a breach of this Letter Agreement, or (c) that is required by applicable law to be disclosed.


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     Please acknowledge your agreement to the foregoing by countersigning a copy of this letter in the space provided and returning it to the undersigned.


                                      Very truly yours,

                                      NATIONAL MEDICAL HEALTH CARD
                                      SYSTEMS, INC.


                                      By:  Linda Portney
                                           -------------------------------
                                           Name: Linda Portney
                                                 (Please Print)

                                           Title: President

AGREED TO AND ACCEPTED:

SANDATA, INC.

By: /s/ Bert E. Brodsky
    ---------------------
    Name: BERT E. BRODSKY
          (Please Print)

    Title: Chairman



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